Exhibit 10.59

Execution Copy

ENVIRONMENTAL INDEMNITY

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Indemnity”) is entered into as of the 30th day of September, 2004, by PHASE II MALL HOLDING, LLC, a Nevada limited liability company (“Phase II Mall Subsidiary Holding”), PHASE II MALL SUBSIDIARY, LLC, a Delaware limited liability company (“Phase II Mall Subsidiary”), LAS VEGAS SANDS, INC., a Nevada corporation (“LVSI”), LIDO CASINO RESORT, LLC, a Nevada limited liability company (“LCR”) and VENETIAN CASINO RESORT, LLC, a Nevada limited liability company (“VCR”, jointly and severally with Phase II Mall Subsidiary Holding, Phase II Mall Subsidiary, LVSI and LCR, the “Indemnitors”), to and for the benefit of THE BANK OF NOVA SCOTIA, as administrative agent (the “Administrative Agent”) for itself and the other agents and lenders under the Construction Loan Agreement referred to below.

W I T N E S S E T H:

A.            Pursuant to the Construction Loan Agreement dated as of even date herewith (as modified, amended or supplemented from time to time, the “Construction Loan Agreement”) by and between the Administrative Agent, as administrative agent, sole lead arranger and sole bookrunner, Sumitomo Mitsui Banking Corporation (“Sumitomo”), as syndication agent (the Administrative Agent, Sumitomo and any other agent appointed under the Construction Loan Agreement, each an “Agent” and together the “Agents”) the financial institutions from time-to-time party thereto (the “Lenders”), and Phase II Mall Subsidiary Holding and Phase II Mall Subsidiary, as borrowers (the “Borrowers”), Lenders have agreed to make loans (the “Loans”) to the Borrowers, which Loans are to be secured by, among other things, (i) that certain Deed of Trust, Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, of even date herewith executed by the Borrowers, as trustors, to First American Title Insurance Company, as trustee, in favor of the Administrative Agent on behalf of the Lenders, as beneficiary (the “Deed of Trust”) and (ii) such other deeds of trust that may be entered into by the Borrowers for the benefit of Administrative Agent on behalf of the Lenders, (together with the Deed of Trust, the “Deeds of Trust”) which Deeds of Trust encumber the real property described on Exhibit A attached hereto (the “Real Property”), and the improvements now or hereafter constructed thereon (which improvements, together with the Real Property, shall hereinafter be referred to as the “Property”).

B.            The Lenders have made it a condition of the Lenders making the Loans that this Indemnity be executed and delivered by the Indemnitors.

C.            It is in the best interests of the Indemnitors to execute this Indemnity and such other Loan Documents inasmuch as each Indemnitor will derive substantial benefits from the Loans being made available to the Borrowers.

D.            The obligations of the Indemnitors hereunder are unsecured obligations of each Indemnitor.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt of which is hereby acknowledged, each Indemnitor covenants and agrees to and for the benefit of the Agents and the Lenders as follows:

1.             Definitions.

(a)           “Claims” means any and all actual out-of-pocket costs incurred by an Indemnified Party (as defined below) (including, without limitation, reasonable attorneys’ fees and expenses, which fees and expenses shall include, without limitation, fees and expenses of both outside and staff counsel), expenses, losses, damages, liabilities, fines, penalties, charges, injury to person, property, or natural resources, administrative and judicial proceedings and orders, injunctive relief, judgments, remedial action requirements and enforcement actions of any kind, arising directly or indirectly, in whole or in part, out of or attributable to (i) any breach or default by an Indemnitor in the performance of any of its obligations under paragraphs 3(a)-(d) hereof, or (ii) any Release (as defined below) or threatened Release, whether foreseeable or unforeseeable, arising prior to any release, reconveyance or foreclosure of any Deed of Trust (or following any such release, conveyance or foreclosure to the extent attributable to pre-existing conditions), or conveyance in lieu of foreclosure; and in each instance, regardless of when such Release, inaccuracy or breach is discovered and regardless of whether or not caused by or in the control of an Indemnitor, any employees, agents, contractors or subcontractors of an Indemnitor or any third persons.  Without limiting the generality of the foregoing and for purposes of clarification only, Claims also include:

(i)            actual out-of-pocket costs reasonably incurred by an Indemnified Party in connection with (x) determining whether the Property is in compliance with all applicable Hazardous Substances Laws (as hereinafter defined), (y) taking any necessary precautions required by Hazardous Substances Law to protect against any Release or threatened Release, or (z) any removal, remediation of any kind and disposal of any Hazardous Substances (as hereinafter defined) required by Hazardous Substances Law, and

(ii)           any repair of any damage to the Property or any other property caused by any such precautions, removal, remediation or disposal, except damage caused by or resulting from the gross negligence or willful misconduct of any of the Indemnified Parties.

The rights of the Indemnified Parties hereunder shall not be limited by any investigation or the scope of any investigation undertaken by or on behalf of the Agents or Lenders in connection with the Property prior to the date hereof.  Notwithstanding the foregoing, Claims shall exclude any Release caused by or resulting from the negligence or misconduct of any of the Indemnified Parties.

(b)           “Hazardous Substances” means and includes any flammable explosives, radioactive materials or hazardous, toxic or dangerous wastes, substances or related materials or any other chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of the Property or of property adjacent to the Property, including, but not limited to, asbestos, PCBs, petroleum products and byproducts (including, but not limited to, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), substances defined or listed as “hazardous substances,” “hazardous materials,” “hazardous wastes” or “toxic substances” or similarly identified in, pursuant to, or for purposes of, any of the Hazardous Substances Laws, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, as now or hereafter amended (42 U.S.C. Section 9601, et seq); the Hazardous Materials Transportation Act, as now or hereafter amended (49 U.S.C. Section 1801, et seq); the Resource Conservation and Recovery Act, as now or hereafter amended (42 U.S.C. Section 6901, et seq); any so-called “Superfund” or “Superlien” law; or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material; or any substances or mixture regulated under the Toxic Substance Control Act of 1976, as now or hereafter amended (15 U.S.C. Section 2601 et seq); and any “pollutant” under the Clean Water Act, as now or hereafter amended (33 U.S.C. Section 1251 et seq); and any hazardous air pollutant under the Clean Air Act (42 U.S.C. Section 7901 et seq), in each case as now or hereafter amended.

(c)           “Hazardous Substances Laws” means all federal, state and local environmental, health or safety laws, ordinances, regulations, rules of common law or policies regulating Hazardous Substances, including, without limitation, those governing the generation, use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal of Hazardous Substances, as such laws, ordinances, regulations, rules and policies may be in effect from time to time and be applicable to the Property.

(d)           “Indemnified Parties” means each Agent and Lender and each of their respective directors, officers, shareholders, agents, employees, participants, successors and assigns and shall also include any purchasers of all or any portion of the Property at any foreclosure sale and the initial purchaser following the consummation of any deed in lieu of foreclosure, but not including any other purchasers of the Property.

(e)           “Loan Document” is defined in the Construction Loan Agreement.

(f)            “Release” means any presence, use, generating, storing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Substances into the environment, or about, on, from, under, within or affecting the Property, or transported to or from the Property, including continuing migration of Hazardous Substances into or through soil, surface water or groundwater.

2.                                       Environmental Indemnification by the Indemnitors.

(a)           Each Indemnitor hereby agrees to defend (with counsel reasonably approved by the Administrative Agent), indemnify and hold the Indemnified Parties harmless from and against, and shall reimburse the Indemnified Parties for, any and all Claims.

(b)           Indemnified Parties shall have the right to employ independent counsel reasonably satisfactory to the Indemnitors to represent it in any action or proceeding to which this Indemnity is applicable if and to the extent that the Indemnified Parties determine in good faith that their rights and interests may be compromised or not fully and adequately represented by legal counsel acting for the Indemnitors, whether on account of any potential defenses that an Indemnitor may have to its obligations under this Indemnity or otherwise, and in such event the reasonable fees and expenses of the Indemnified Party’s independent counsel shall be paid by the Indemnitors.

(c)           Subject to the last sentence of Section 1(a) above, each Indemnitor’s obligations hereunder shall not be diminished or affected in any respect as a result of any notice or disclosure, if any, to, or other knowledge, if any, by, any Indemnified Party of any Release or threatened Release, or as a result of any other matter related to the Indemnitors’ obligations hereunder, nor shall any Indemnified Party be deemed to have permitted or acquiesced in any Release or any breach of an Indemnitor’s other obligations hereunder, solely because any Indemnified Party had notice, disclosure or knowledge thereof, whether at the time this Indemnity is delivered or at any time thereafter.

(d)           This Indemnity shall not be limited by any representation, warranty or indemnity of the Indemnitors made herein or in connection with any indebtedness secured by the Deeds of Trust, irrespective of whether any Indemnitor has knowledge as of the date of each Deed of Trust, or during the term of each Deed of Trust, of the matters to which such representation, warranty or indemnity relates.

3.             Environmental Covenants.

(a)           Phase II Mall Subsidiary, Phase II Mall Subsidiary Holding and LCR (each a “Phase II Entity” and, collectively, the “Phase II Entities”) shall not, and shall use commercially reasonable efforts to not permit any tenants or other occupants of the Property to, at any time in the future, cause or permit a Release, except in compliance with applicable Hazardous Substances Laws and good and customary practices.

(b)           The Phase II Entities shall give prompt written notice to the Administrative Agent of any pending Claims, or of any Proceedings (as such term is defined in the Construction Loan Agreement) arising pursuant to Hazardous Substances Laws.

(c)           The Phase II Entities shall give prompt written notice to the Administrative Agent of the Phase II Entities’ discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Hazardous Substances Laws including, without limitation, any Phase II Entity’s discovery of any occurrence or condition on the Property or on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be classified as a hazardous waste property or border-zone property, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Hazardous Substances Laws.

(d)           In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, precautionary actions or other remedial work of any kind or nature (hereinafter, “Remedial Work”) is required under any applicable Hazardous Substances Laws as a result of, or in connection with, any Release, suspected Release, or threatened Release, the Phase II Entities shall within thirty (30) days after receipt of information that such Remedial Work is or may be required (or such shorter period of time as may be required under applicable law, regulation, order or agreement), commence the performance of, or cause to be commenced, and thereafter diligently prosecute to completion, the performance of all such Remedial Work in compliance with all applicable Hazardous Substances Laws.  All Remedial Work shall be performed by one or more contractors, approved in advance in writing by the Administrative Agent, and under the supervision of a consulting engineer approved in advance in writing by the Administrative Agent, which consent shall not be unreasonably withheld.  All costs and expenses of such Remedial Work shall be paid by the Indemnitors, including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and the Indemnified Parties’ reasonable attorneys’ fees and costs, including, without limitation, fees and costs of both outside and staff counsel incurred in connection with monitoring or review of such Remedial Work.  In the event the Phase II Entities shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the performance of such Remedial Work, the Administrative Agent or any other Indemnified Party may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall be deemed Claims hereunder.

4.             Liability.

(a)           Notwithstanding any other provisions of this Indemnity or any of the Loan Documents, any liability of any Indemnitor hereunder shall be its personal liability (but such personal liability shall not be deemed to incorporate personal liability of its directors, officers, employees or agents), and may be asserted against its interest in the Property as well as against any and all of its other assets.

(b)           Without limiting the foregoing, the obligations of the Indemnitors hereunder shall survive the following events, to the maximum extent permitted by law:  (i) repayment of the Obligations (as such term is defined in the Construction Loan Agreement) and any judicial or nonjudicial foreclosure under any Deed of Trust or conveyance in lieu of such foreclosure, notwithstanding that all or any portion of any other obligations secured by such Deed of Trust shall have been discharged thereby, (ii) any election by any Indemnified Party to purchase all or any portion of the Property at a foreclosure sale by crediting all or any portion of the obligations secured by any Deed of Trust against the purchase price therefor (except to the extent and only to the extent that such Indemnified Party has specifically elected in writing in its sole discretion to credit against the purchase price any Claims hereunder which were liquidated in amount at the time of such foreclosure sale, it being presumed for these purposes that the obligations secured by such Deed of Trust shall be discharged by any such crediting in the order set forth in such Deed of Trust), (iii) any release or reconveyance of any Deed of Trust, any waiver of the lien of any Deed of Trust, or any release or waiver of any other security for the Obligations, and (iv) any termination, cancellation or modification of any Loan Document.  Upon and following the occurrence of any of the foregoing, the obligations of the Indemnitors hereunder shall be unsecured obligations, and shall be enforceable against the Indemnitors to the fullest extent permitted by applicable law.

(c)           The obligations of the Indemnitors hereunder are not intended to be the obligations of a surety or guarantor.  The liability of the Indemnitors under this Indemnity shall in no way be limited or impaired by (i) any extensions of time for performance required by any Loan Document; (ii) the accuracy or inaccuracy of any representations and warranties made by the Indemnitors in any of any Loan Documents; or (iii) the release of any person or entity from performance or observance of any of the agreements, covenants, terms, or conditions contained in any of the Loan Documents by operation of law or otherwise.

(d)           The rights and remedies of the Indemnified Parties under this Indemnity (i) shall be in addition to any other rights and remedies of such Indemnified Parties under any Loan Documents or at law or in equity, and (ii) may be enforced by any of the Indemnified Parties, to the maximum extent permitted by law, without regard to or affecting any rights and remedies that such Indemnified Party may have under any Loan Documents or at law or in equity, and without regard to any limitations on such Indemnified Party’s recourse for recovery of the Obligations as may be provided in any Loan Documents.

5.             Site Visits, Observation and Testing.  The Administrative Agent and any of the other Indemnified Parties and their respective agents and representatives shall have the right at any reasonable time, and upon reasonable prior notice, but subject to the rights of tenants under their leases, to enter and visit the Property to make such inspections and inquiries as they shall deem appropriate, including inspections for violations of any of the terms of this Indemnity and for determining the existence, nature and magnitude of any past or present Release or threatened Release, and they shall also have the right, following any Event of Default (as defined in the Construction Loan Agreement), or where the Administrative Agent has a reasonable basis upon which to believe that the Property may be harmed, unsafe or contaminated, and upon reasonable prior notice, to enter and visit the Property to make such tests (including, without limitation, taking and removing soil or groundwater samples) as they shall deem appropriate.  Neither the Administrative Agent nor any of the other Indemnified Parties have any duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by the Administrative Agent or any other Indemnified Party shall impose any liability on the Administrative Agent or such other Indemnified Party.  In no event shall any site visit, observation or testing by the Administrative Agent or any other Indemnified Party be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or shall be compliance with any Hazardous Substances Laws or any other applicable governmental law.  Neither the Indemnitors nor any other party is entitled to rely on any site visit, observation or testing by the Administrative Agent or any other Indemnified Party.  Neither the Administrative Agent nor any of the other Indemnified Parties owe any duty of care to protect the Indemnitors or any other party against, or to inform the Indemnitors or any other party of, any Hazardous Substances or any other adverse condition affecting the Property.  The Administrative Agent and any other Indemnified Party shall give the Indemnitors reasonable notice before entering the Property, and shall make reasonable efforts to avoid interfering with the Indemnitors’ use of the Property in exercising any rights provided in this paragraph 5.  The Administrative Agent’s rights under this Indemnity are for the purpose of protecting and preserving the value of its collateral, and neither the Administrative Agent or any Indemnified Party shall be considered an operator of the Property by virtue of exercising its rights hereunder.

6.             Interest Accrued.  Any amount owed hereunder to an Indemnified Party not paid within thirty (30) days after written demand from such Indemnified Party with an explanation of the amounts claimed shall bear interest at a rate per annum equal to the maximum interest rate applicable to overdue principal set forth in the Construction Loan Agreement.

7.             Subrogation of Indemnity Rights.  If the Indemnitors fail to fully perform their obligations hereunder, any Indemnified Party shall be entitled to pursue any rights or claims that the Indemnitors may have against any present, future or former owners, tenants or other occupants or users of the Property, any portion thereof or any adjacent or proximate properties, relating to any Claim or the performance of Remedial Work, and the Indemnitors hereby assign all of such rights and claims to the Indemnified Parties under such circumstances and shall take all actions required by the Indemnified Parties to cooperate with such Indemnified Parties in enforcing such rights and claims under such circumstances.

8.             Reliance.  Each Indemnitor acknowledges that it is making and giving the indemnities and representations and covenants contained in this Indemnity with the knowledge that the Agents and Lenders are relying on such indemnities and representations and covenants in making the Obligations to the Indemnitors.

9.             Successors and Assigns.  This Indemnity shall inure to the benefit of each Indemnified Party’s successors and assigns, and shall be binding upon the heirs, successors, and assigns of each Indemnitor.  The Indemnitors shall not assign any rights or obligations under this Indemnity without first obtaining the written consent of the Administrative Agent, which may be given or withheld in the sole discretion of the Administrative Agent.  Notwithstanding any other provision of this Indemnity to the contrary, the Indemnitors shall not be released from their obligations hereunder without obtaining the written consent of the Administrative Agent, which consent may be given or withheld in the sole discretion of the Administrative Agent.  Nothing herein shall be deemed to be a consent to the transfer of the Property which transfer would be otherwise prohibited by any Loan Document.

10.           Miscellaneous.  This  Indemnity shall be governed by and construed in accordance with the laws of the State of Nevada.  If this Indemnity is executed by more than one person or entity, the liability of the undersigned hereunder shall be joint and several.  Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time.  No action hereunder shall preclude any subsequent action, and each Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.  In no event shall any provision of this Indemnity be deemed to be a waiver of or to be in lieu of any right or claim, including, without limitation, any right of contribution or other right of recovery, that any party to this Indemnity might otherwise have against any other party to this Indemnity under any Hazardous Substances Laws.  If any term of this Indemnity or any application thereof shall be invalid, illegal or unenforceable, the remainder of this Indemnity and any other application of such term shall not be affected thereby.  No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right.

11.           Notices.  All notices expressly provided hereunder to be given by Administrative Agent to the Indemnitors and all notices and demands of any kind or nature whatsoever which the Indemnitors may be required or may desire to give to or serve on the Administrative Agent shall be in writing and shall be served by certified mail, return receipt requested, or by a reputable commercial overnight carrier that provides a receipt, such as Federal Express.  Notice shall be addressed as follows:

The Indemnitors:	Phase II Mall Holding, LLC
Phase II Mall Subsidiary, LLC
Las Vegas Sands, Inc.
Lido Casino Resort, LLC
Venetian Casino Resort, LLC
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attn: General Counsel
Telecopy No: (702) 414-4421

with a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas, 24th Floor
New York, New York, 10019-6064
Attn: John Kennedy, Esq.
Telecopy No: (212) 757-3990

Administrative Agent:	The Bank of Nova Scotia
580 California Street, Suite 2100
San Francisco, California 94104
Attn: Allan Pendergast
Telecopy No.: (415) 397-0791

with a copy to:	The Bank of Nova Scotia
600 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attn: Robert Ivy
Telecopy No.: (404) 888-8998

12.           Attorneys’ Fees and Expenses.  If any Agent or Lender refers this Indemnity or any of the other Loan Documents to an attorney to enforce, construe or defend the same, as a consequence of any Event of Default (as such term is defined in the Construction Loan Agreement), with or without the filing of any legal action or proceeding, the Indemnitors shall pay to the Administrative Agent, immediately upon demand, the amount of all attorneys’ fees and costs incurred by the Administrative Agent in connection therewith, together with interest thereon from the date of award at the maximum interest rate applicable to overdue principal set forth in the Construction Loan Agreement

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Indemnity is executed as of the day and year first above written.

The Indemnitors:

PHASE II MALL HOLDING LLC

By:	Lido Casino Resort Holding Company, LLC, its Manager

	By:	Lido Intermediate Holding Company, LLC, its managing member

		By:	Venetian Casino Resort, LLC, its sole member

		By:	Las Vegas Sands, Inc., its managing member

		By:	/s/ Harry Miltenberger
		Name:	Harry Miltenberger
		Title:	VP Finance, Secretary and Chief Accounting Officer

PHASE II MALL SUBSIDIARY, LLC

By:	Phase II Mall Holding, LLC, its sole member

	By:	Lido Casino Resort Holding Company, LLC, its Manager

		By:	Lido Intermediate Holding Company, LLC, its managing member

			By:	Venetian Casino Resort, LLC, its sole member

				By:	Las Vegas Sands, Inc., its managing member

					By:	/s/ Harry Miltenberger
						Name:	Harry Miltenberger
						Title:	VP Finance, Secretary and Chief Accounting Officer

S-1

LAS VEGAS SANDS, INC.

By:	/s/ Harry Miltenberger
	Name:	Harry Miltenberger
	Title:	VP Finance, Secretary and Chief Accounting Officer

LIDO CASINO RESORT, LLC

By:	Lido Intermediate Holding Company, LLC, itsmanaging member

	By:	Venetian Casino Resort, LLC, its sole member

	By:	Las Vegas Sands, Inc., its managing member
		By:	/s/ Harry Miltenberger
			Name:	Harry Miltenberger
			Title:	VP Finance, Secretary and Chief Accounting Officer

VENETIAN CASINO RESORT, LLC

By:	Las Vegas Sands, Inc., its managing member

	By:	/s/ Harry Miltenberger
	Name:	Harry Miltenberger
	Title:	VP Finance, Secretary and Chief Accounting Officer

S-2